Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated February 17, 2022, relating to the financial statements of BioPower Operations Corporation as of November 30, 2021 and 2020 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

October 7, 2022